EXHIBIT 5.1


                 [Letterhead of Stubbs Alderton & Markiles, LLP]

October 7, 2004



Kiwa Bio-Tech Products Group Corporation
17700 Castleton Street, Suite 589
City of Industry, California  91748

Ladies/Gentlemen:

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to which this letter is attached as Exhibit
5.1 filed by Kiwa Bio-Tech Products Group Corporation, a Delaware corporation (the "Company"), in order to register under the Securities Act of 1933, as amended (the "Act"), 565,000 shares of common stock of the Company (the "Shares"), issuable pursuant to certain consultant agreements identified in the Registration Statement. The shares consist of (a) 200,000 shares issuable to Amy
L. Yi for services, (b) 200,000 shares issuable to Barry R. Clark for services, and (c) 165,000 shares issuable to Robert Sullivan for services.

         We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

         We are of the opinion that the Shares have been duly authorized and upon issuance and sale in conformity with and pursuant to the agreements, the Shares will be validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.


                                            Respectfully submitted,

                                            /s/ Stubbs Alderton & Markiles, LLP
                                            ------------------------------------
                                            STUBBS ALDERTON & MARKILES, LLP